UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):

May 11, 2011

MAXWELL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15477	95-2390133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5271 Viewridge Court, Suite 100

San Diego, California 92123

(Addresses of principal executive offices, including zip code)

(858) 503-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2011, the Compensation Committee of the Board of Directors of Maxwell Technologies, Inc. (the “Company”) approved the following target bonuses for the Company’s named executive officers under the Company’s 2011 incentive bonus plan.

Named Executive Officer	Title	2011 Incentive Bonus Target
David Schramm	President and Chief Executive Officer	$495,000
Kevin Royal	Senior Vice President and Chief Financial Officer	$155,500
George Kriegler	Senior Vice President and Chief Operating Officer	$159,135
Van Andrews	Senior Vice President,Sales and Marketing	$126,000

The 2011 incentive bonus plan for each named executive officer consists of three components related to the achievement of certain performance goals as follows: 50% of the target bonus amount relates to the achievement of revenue metrics, 25% relates to the achievement of gross profit as a percent of revenue metrics, and 25% relates to the achievement of operating income metrics. Each performance goal includes a threshold, target, and maximum achievement level.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On May 11, 2011, the Board of Directors of Maxwell Technologies, Inc. approved amendments to the Company’s Code of Business Conduct and Ethics (the “Code of Conduct”), which applies to all directors, officers and employees of the Company. The Code of Conduct was amended to, among other things: enhance the description of the policies and regulations pertaining to anti-corruption and other topics; present more prominent management support for all topics within the Code of Conduct; update content based upon changes in laws, rules and regulations within the jurisdictions in which the Company does business; and change the contact information for anonymous and confidential submission of information from an internal contact point to an external service provider. The foregoing summary of the amendments to the Code of Conduct is subject to and qualified in its entirety by reference to the full text of the Code of Conduct, as so amended, a copy of which is attached as Exhibit 14.1 to this Current Report on Form 8-K and which is incorporated by reference into this Item 5.05. The amended Code of Conduct will be made available promptly on the Company’s website under the “Corporate Governance” subsection of the “Investors” tab at www.maxwell.com.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Maxwell Technologies, Inc. (“Annual Meeting”) was held on May 11, 2011. At the meeting, stockholders elected three Class III directors to serve on the Board of Directors until the 2014 Annual Meeting of the Stockholders or until their successors have been duly elected and qualified.

The three directors elected at the meeting were Robert Guyett, David J. Schramm and Yon Yoon Jorden. The votes cast for the three elected directors were as follows:

NAME	Votes For	% Voted For
Robert Guyett	16,820,475	96.26%
David J. Schramm	16,977,635	97.16%
Yon Yoon Jorden	17,152,516	98.16%

The second matter voted on by the stockholders of Maxwell Technologies, Inc. was the ratification of the appointment of McGladrey & Pullen LLP as the Company’s independent auditors for the 2011 fiscal year. The votes cast were as follows:

Votes For	Votes Against	Abstain
21,969,907	33,461	273,612

The third matter voted on by the stockholders of Maxwell Technologies, Inc. was the advisory vote to approve Maxwell Technologies’s executive compensation. The resolution was approved with approximately 93.67% of the votes cast at the Annual Meeting voting in favor of the advisory resolution. The votes cast were as follows:

Votes For	Votes Against	Abstain	Broker Non-votes
16,368,185	302,358	802,684	4,803,753

The fourth matter voted on by the stockholders of Maxwell Technologies, Inc. was the advisory vote on the frequency of future advisory votes on executive compensation. Approximately 25.92% of the votes cast at the Annual Meeting voted in favor of holding future advisory votes on executive compensation every three years, approximately 8.12% of the votes cast voted in favor of holding such future advisory votes every two years and approximately 61.47% of the votes cast voted in favor of holding such future advisory votes every year. The votes cast were as follows:

3 Years	2 Years	1 Year	Abstain
4,530,068	1,420,455	10,742,051	780,653

Item 8.01.	Other Events.

On May 17, 2011, the Company issued a news release announcing the appointment of independent director Mark Rossi as Chairman of the Company’s board of directors effective May 11, 2011, replacing Robert Guyett, who stepped down as Chairman while continuing to serve as Chairman of the Audit Committee and a member of the Company’s board of directors.

A copy of the Company’s news release is attached hereto as Exhibit 99.1 and the information contained therein is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

14.1	Code of Business Conduct and Ethics of Maxwell Technologies, Inc.

99.1	News Release issued by the Company dated May 17, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL TECHNOLOGIES, INC.

By:	/s/ Kevin S. Royal
Kevin S. Royal
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

Date: May 17, 2011

EXHIBIT INDEX

Exhibit No.	Description

14.1	Code of Business Conduct and Ethics of Maxwell Technologies, Inc.

99.1	News Release issued by the Company dated May 17, 2011.